UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2011

GBS ENTERPRISES INCORPORATED
 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

585 Molly Lane
Woodstock, GA 30189
(Address of Principal Executive Offices) (Zip Code)

(404) 474-7256
 (Registrant's Telephone Number, including area code)

N/A
 (Former name or former address, if changed since last report)

Copies to:
 Philip Magri, Esq.
 The Sourlis Law Firm
 130 Maple Avenue, Suite 9B2
 Red Bank, New Jersey 07701
 Direct Dial: (646) 373-7430
 T: (732) 530-9007
 F: (732) 530-9008
 www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure.

The Registrant is filing this Amendment No. 3 to Form 8-K originally filed on March 11, 2011 (the “Original Filing”) and amended on June 6, 2011 (the “First Amendment”) and June 30, 2011 (the “Second Amendment”).  The Registrant filed the Original Filling with the Securities and Exchange Commission (the “Commission”) regarding a presentation made by certain of the Company’s management at the ROTH Capital Partners 23rd Annual OC Growth Stock Conference on March 14, 2011 (the “Presentation”) and included the Presentation as Exhibit 99.1 to the Original Filing as well as the First Amendment.  The Registrant is filing this Amendment No. 3 to amend Exhibit 99.2 filed with the First Amendment and Second Amendment pursuant to a comment letter, dated August 30, 2011, from the Commission.

The information in this Current Report furnished pursuant to Items 7.01 and 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report in not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.:	Exhibit Description:

99.1(1)	Slide presentation
99.2	Regulation G – GAAP reconciliations to non-GAAP financial measures in Exhibit 99.1

(1) Filed as Exhibit 99.1 to the Form 8-K filed by the Registrant with the Commission on March 11, 2011 and to Amendment No. 1 to such Form 8-K filed by the Registrant on June 6, 2011 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/ Ronald Everett
Ronald Everett
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: September 20, 2011